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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Form S-8 (No. 33-32379) of Loctite Puerto Rico, Inc. of our report dated October 11, 1996 appearing on page F-1 of the Annual Report of the Retirement Savings Plan of Loctite Puerto Rico, Inc. (Savings Plan Fund Only) on Form 11-K for the year ended June 30 1996.




/s/ Price Waterhouse
--------------------------
San Juan Puerto Rico
October 11, 1996


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